UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2012
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tesoro Corporation (the “Company”) previously entered into an employment agreement dated May 7, 2009 (the “Employment Agreement”) with Charles S. Parrish, Executive Vice President, General Counsel and Secretary of the Company.  The Employment Agreement has an initial term ending May 7, 2012, and renews thereafter for an additional year on each annual anniversary date of the agreement, unless the agreement is terminated in accordance with its terms.  On April 3, 2012, the Company notified Mr. Parrish that the Employment Agreement will not be renewed, and will expire at the end of the initial term on May 7, 2012.  The notice provided to Mr. Parrish is a non-renewal of the Employment Agreement only and does not terminate his employment with the Company.  Following the expiration of the Employment Agreement, Mr. Parrish will participate in the Tesoro Corporation Executive Severance and Change in Control Plan, which was previously filed as Exhibit 10.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on January 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2012

TESORO CORPORATION
By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

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